Exhibit 99.1

Contact:
Rich Cockrell
Vice President, Investor Relations
770/767-4500
MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS THAT
EXCEED EARNINGS GUIDANCE
     Marietta, GA, July 26, 2006 — Matria Healthcare, Inc. (NASDAQ: MATR) today announced its financial results for the second quarter and six months ended June 30, 2006.
     For all periods presented in this press release, Matria’s continuing operations include the Company’s disease management, wellness and productivity enhancement, and maternity management businesses that are reported in the Company’s Health Enhancement segment. Included in discontinued operations are Facet Technologies and Dia Real, which are classified as assets held for sale.
     Revenues for the second quarter of 2006 were $82.6 million, compared with $44.8 million in the second quarter of 2005. Before share-based compensation expense, operating profits from continuing operations for the second quarter of 2006 were $16.3 million, or 20% of net revenue, compared to $1.9 million, or 4% of net revenue, reported in the second quarter of 2005. The Company began expensing share-based compensation January 1, 2006. After share-based compensation expense of $1.8 million, operating profits from continuing operations for the second quarter of 2006 were $14.5 million, or 18% of net revenue.
     Earnings from continuing operations for the second quarter of 2006 were $6.1 million, or $0.28 per diluted common share, before share-based compensation expense of $0.06 per diluted common share, compared with $0.8 million, or $0.04 per diluted common share, in the 2005 second quarter. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2006 were $21.3 million, compared to $3.4 million in second quarter 2005, in each case excluding share-based compensation.

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MATRIA ANNOUNCES SECOND QUARTER RESULTS
July 26, 2006

     The Company’s second quarter of 2006 disease management and wellness revenues were $55.7 million, compared to $18.5 million in the second quarter of 2005. Maternity management revenues for the second quarter of 2006 increased by 3% to $27 million, compared to $26.2 million in the 2005 second quarter.
     Parker H. Petit, Chairman and CEO, said, “It has been six months since we started our integration initiatives involving CorSolutions. We are pleased with our achievements to date. Our corporate functions, clinical operations and sales force have been fully integrated, and we are now realizing the very positive impact of our integration efforts on our profit margins. Our strategy was to complete our integration initiatives expeditiously so the anticipated profit improvements and synergies could be realized quickly. We have successfully achieved that goal. Now, with that milestone behind us, we should begin to show stronger growth in revenues.”
     Revenues for the six months ended June 30, 2006, were $163.5 million, compared with $84.4 million for the first six months of 2005. Before share-based compensation expense, operating profits from continuing operations for the six months ended June 30, 2006, were $29.8 million, compared with $3.2 million for the same period in 2005. After share-based compensation expense of $3.2 million, operating profits for the first six months of 2006 were $26.5 million. Earnings from continuing operations for the first six months of 2006 were $10.5 million, or $0.49 per diluted common share, before share-based compensation expense of $0.11 per diluted common share, compared with $0.9 million, or $0.05 per diluted common share, for the 2005 same period. EBITDA for the six months ended June 30, 2006, was $39.2 million, excluding share-based compensation of $3.2 million.
     Disease management and wellness revenues for the first six months of 2006 were $111.2 million, compared with $34.0 million in 2005. Maternity management revenues for the first six months of 2006 increased by 4% to $52.4 million, compared with $50.4 million in 2005.
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MATRIA ANNOUNCES SECOND QUARTER RESULTS
July 26, 2006

DIVESTITURE AND DEBT REDUCTION
     Earlier today, Matria announced that it had signed a definitive agreement to sell Facet Technologies to a new company formed by Water Street Capital Partners, LLC., a Chicago-based private equity firm specializing in healthcare investments. “We have entertained bids from a number of suitors and have selected an excellent successor to lead Facet. The definitive agreement for the sale of Facet marks a significant accomplishment in our strategy to become a pure play in the disease management sector of healthcare. The transaction is expected to significantly reduce our outstanding indebtedness,” commented Petit.
     Based on the expected proceeds from the Facet and Dia Real divestitures and expected operating cash flows, the Company anticipates reducing outstanding indebtedness by approximately $175 million this year. Subsequent to the end of the second quarter, the Company used its operating cash flow to make its first debt pre-payment in the amount of $10 million.
     Interest expense, net of interest income for the second half of the year, is expected to be approximately $13 million to $14 million. This projection for the second half of the year reflects the Company’s current expectations of net proceeds from Facet and Dia Real, an increase in interest rates for the portion of debt not fixed by swap agreements and anticipated future debt pre-payments from operating cash flow.
THIRD QUARTER AND FULL YEAR GUIDANCE
     Matria announced its third quarter 2006 revenue guidance to be between $83 million and $85 million. The Company expects third quarter operating profits from continuing operations to range from $16 million to $17 million, EBITDA from continuing operations to be between $21 million and $22 million, and earnings per diluted common share from continuing operations to be in the range of $0.26 to $0.28, in all cases excluding share-based compensation expense of $0.06 to $0.07 per diluted common share.
     The Company also reaffirmed its full year 2006 guidance of revenue expectations to be between $337 million and $341 million. The Company expects full year 2006
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MATRIA ANNOUNCES SECOND QUARTER RESULTS
July 26, 2006

operating profits from continuing operations to range from $65 million to $68 million, EBITDA from continuing operations to be between $82 million and $86 million, and earnings per diluted common share from continuing operations to be in the range of $1.10 to $1.17, in all cases excluding share-based compensation expense of $0.23 to $0.27 per diluted common share.
     As of today, new business awards that are expected to begin producing revenue in 2007 represents $5.8 million of annualized revenue, with most of the awards commencing in January. Consistent with past practice, Matria will provide its 2007 guidance in December 2006.
     A listen-only simulcast and replay of Matria Healthcare’s second quarter conference call will be available on-line at the Company’s website at www.matria.com or at www.fulldisclosure.com on July 27, 2006, beginning at 9:00 a.m. Eastern time.
ABOUT MATRIA HEALTHCARE
     Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans, employers and government agencies. Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria operates through more than 50 offices around the United States. More information about Matria can be found on line at www.matria.com.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements. Such statements include but are not limited to the Company’s financial expectations for the third quarter and full year 2006, annualized revenues from awards expected to begin producing revenue in 2007, the success of the integration of CorSolutions, the synergies resulting from the integration of CorSolutions and the impact on the Company’s profit margins, the Company’s expectations for stronger revenue growth, the consummation of the sale of
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MATRIA ANNOUNCES SECOND QUARTER RESULTS
July 26, 2006

Facet Technologies and potential sale of Dia Real, the timing thereof, the validity of the Company’s interest rate assumptions, and the amount of the Company’s expected debt repayments. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s inability to achieve its financial expectations, failure to realize anticipated revenues from backlog, additional integration issues, failure to achieve anticipated synergies, lower than anticipated profit margins, failure to achieve expected revenue growth, failure to consummate the sale of Facet Technologies, failure to consummate a sale of Dia Real, delays in sales of either of these businesses or sales on terms less favorable than currently anticipated, reduced cash flows from operations, unanticipated uses of cash, higher than expected interest rates, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business and the risk factors detailed from time to time in Matria’s periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2005. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.
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MATRIA ANNOUNCES SECOND QUARTER RESULTS
July 26, 2006

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues	$82,627	$44,762	$163,533	$84,385
Cost of revenues	26,590	18,165	52,861	33,936
Selling and administrative expenses	39,769	24,672	80,582	47,226
Amortization of intangible assets	1,786	40	3,572	40

Operating earnings from continuing Operations	14,482	1,885	26,518	3,183
Interest expense, net	(6,639)	(641)	(12,832)	(1,648)
Other income (expense), net	464	27	569	(19)

Earnings from continuing operations before income taxes	8,307	1,271	14,255	1,516
Income tax expense	(3,473)	(515)	(6,005)	(614)

Earnings from continuing operations	4,834	756	8,250	902
Earnings from discontinued operations, net of tax	2,391	4,318	3,898	7,978

Net earnings	$7,225	$5,074	$12,148	$8,880

Net earnings per common share:
Basic
Continuing Operations	$0.23	$0.04	$0.39	$0.05
Discontinued Operations	0.11	0.25	0.19	0.48

	$0.34	$0.29	$0.58	$0.53

Diluted
Continuing Operations	$0.22	$0.04	$0.38	$0.05
Discontinued Operations	0.11	0.23	0.18	0.45

	$0.33	$0.27	$0.56	$0.50

Weighted average shares outstanding:
Basic	20,970	17,775	20,916	16,867

Diluted	21,574	18,776	21,660	17,907

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MATRIA ANNOUNCES SECOND QUARTER RESULTS
July 26, 2006

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Balance Sheets
(Amounts in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$23,259	$22,758
Restricted cash	1,594	550
Trade accounts receivable, net	52,587	33,996
Assets held for sale	135,649	132,455
Prepaid expenses and other current assets	11,233	6,588
Deferred income taxes	13,720	8,629

Total current assets	238,042	204,976

Property and equipment, net	37,508	26,430
Goodwill, net	456,450	69,248
Other intangibles, net	59,463	6,935
Deferred income taxes	12,787	10,666
Other assets	14,631	4,952

	$818,881	$323,207

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt and obligations under capital leases	$177,342	$1,021
Accounts payable, principally trade	9,501	10,702
Liabilities related to assets held for sale and other discontinued operations	22,202	31,042
Unearned revenue	16,307	7,205
Other accrued liabilities	32,133	13,412

Total current liabilities	257,485	63,382

Long-term debt and obligations under capital leases, excluding current installments	279,709	2,099
Other long-term liabilities	10,382	5,788

Total liabilities	547,576	71,269

Shareholders’ equity	271,305	251,938

	$818,881	$323,207

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MATRIA ANNOUNCES SECOND QUARTER RESULTS
July 26, 2006

Matria Healthcare, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Reconciliation of Operating Earnings from Continuing Operations As Reported to Operating Earnings from Continuing Operations Excluding Share-Based Compensation
Operating earnings from continuing operations as reported	$14,482	$1,885	$26,518	$3,183
Add share-based compensation	1,797	—	3,248	—

Operating earnings from continuing operations excluding share-based compensation	$16,279	$1,885	$29,766	$3,183

Reconciliation of Earnings from Continuing Operations As Reported to Earnings from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations as reported	$4,834	$756	$8,250	$902
Add share-based compensation, net of tax	1,254	—	2,295	—

Earnings from continuing operations excluding share-based compensation	$6,088	$756	$10,545	$902

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations	$4,834	$756	$8,250	$902
Interest expense, net	6,639	641	12,832	1,648
Income tax expense	3,473	515	6,005	614
Depreciation and amortization	4,513	1,529	8,886	2,898
Share-based compensation	1,797	—	3,248	—

EBITDA excluding share-based compensation	$21,256	$3,441	$39,221	$6,062

Reconciliation of Diluted Earnings Per Common Share from Continuing Operations As Reported to Diluted Earnings Per Common Share from Continuing Operations Excluding Share-Based Compensation
Diluted earnings per common share as reported	$0.22	$0.04	$0.38	$0.05
Add share-based compensation, net of tax	0.06	—	0.11	—

Diluted earnings per common share excluding share-based compensation	$0.28	$0.04	$0.49	$0.05

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MATRIA ANNOUNCES SECOND QUARTER RESULTS
July 26, 2006

Matria Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures for 2006 Guidance
(Amounts in millions, except per share amounts)

	Q3 2006		YR 2006
Reconciliation of Operating Profit from Continuing Operations to
Operating Profit from Continuing Operations Excluding Share-Based
Compensation	Low	High	Low	High
Operating profit from continuing operations	$14	$15	$57	$61
Share-based compensation	2	2	8	7

Operating profit from continuing operations excluding share-based compensation	$16	$17	$65	$68

Reconciliation of Earnings from Continuing Operations to EBITDA from
Continuing Operations Excluding Share-Based Compensation	Low	High	Low	High
Earnings from continuing operations	$4	$5	$18	$20
Share-based compensation	2	2	8	7
Income tax expense	3	3	12	15
Interest expense, net	7	7	26	26
Depreciation and amortization	5	5	18	18

EBITDA excluding share-based compensation	$21	$22	$82	$86

Reconciliation of Earnings Per Diluted Share from Continuing Operations to Earnings Per Diluted Share from Continuing Operations Excluding Share
Based Compensation	Low	High	Low	High
Earnings per diluted share from continuing operations	$0.19	$0.22	$0.83	$0.94
Share-based compensation	0.07	0.06	0.27	0.23

Earnings per diluted share from continuing operations excluding share-based compensation	$0.26	$0.28	$1.10	$1.17

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MATRIA ANNOUNCES SECOND QUARTER RESULTS
July 26, 2006

Acquisition Debt Summary
June 30, 2006 ($ Thousands)

	Balance	Rate Basis	Rate

First Lien:
Tranche B
Fixed (SWAP)	$100,000	LIBOR + 225	7.32%
Fixed (SWAP)	$100,000	LIBOR + 225	7.60%
Floating	$63,700	LIBOR + 225	7.75%
Tranche C	$125,000	LIBOR + 225	7.75%

Second Lien	$65,000	LIBOR + 675	12.25%

Total Loan outstanding	$453,700

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